UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2024

Nordstrom, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code (206) 628-2111

Inapplicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Common stock purchase rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On April 18, 2024, Nordstrom, Inc. (the “Company”) issued a press release announcing that its Board of Directors has formed a special committee (the “Special Committee”) of independent and disinterested directors in response to interest expressed by Erik and Pete Nordstrom, the Company’s chief executive officer and president, respectively, in exploring a potential transaction pursuant to which the Company would become a private company. The Special Committee will carefully evaluate any proposal from Erik and Pete Nordstrom and any proposals from other parties and consider whether they are in the best interests the Company and all shareholders. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Erik and Pete Nordstrom’s consideration of a possible transaction with the Company, the Company entered into a Nondisclosure Confidentiality Agreement (the “NDA”) with Erik and Pete Nordstrom (and certain related trusts) on April 17, 2024. The NDA is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of April 18, 2024
99.2	Nondisclosure Confidentiality Agreement, dated as of April 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary

Date: April 18, 2024

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